UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2007

Date of Report (Date of earliest event reported)

Emergency Filtration Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111Grier Avenue, Suite B, Las Vegas , Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 307-4102

Registrant's telephone number, including area code

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 18, 2007, Emergency Filtration Products, Inc. (the “Company”) received a Delinquency Notice from the NASD pursuant to NASD Rule 6530, due to the Company’s failure to timely file its Annual Report on Form 10-KSB for the year ended December 31, 2006.  The Notice stated that the Company’s common stock would be delisted from the NASD’s Over-the-Counter Bulletin Board (“OTCBB”) effective May 18, 2007, if the delinquency was not corrected.  The Company had expected that the annual report would be filed prior to the May 18, 2007, delisting date cited in the NASD’s letter.  However, an independent investigation into the Company’s books and records for fiscal 2006 has not been completed, and the audit of the Company’s financial statements for the period cannot be finished until all questions included in the scope of and raised by the investigation have been answered.  In addition, also because of the incomplete status of the investigation, the Company could not timely file its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, which was due to be filed on May 15, 2007.  Accordingly, the Company expects to receive a Delisting Notice from the NASD shortly, with the delisting effective May 18, 2007.

The Company’s management and Board of Directors are working with independent investigation counsel and the Company’s auditors to complete the investigation, answer all questions arising from the investigation, and complete the audit.  The Company intends to file its reports and apply to the NASD for re-listing as soon as possible thereafter.  However, the Company cannot predict how quickly the investigation, the audit and the review of its interim financial statements for the quarter ended March 31, 2007, will be completed and the reports filed.

Item 8.01 Other Events

On February 1, 2007, the Company reported the sale of common stock in a private placement with an accredited investor, and a further agreement for the purchase of additional shares of common stock in two tranches scheduled to close on March 1, and May 1, 2007, respectively.  Following the Company’s announcement in February 2007of the restatement of quarterly reports for the quarters ended March 31, June 30, and September 30, 2006, the investor agreed to fund the purchase of the first tranche but reserved the right to withdraw from the final tranche.  The investor has advised the Company that he will not complete the final tranche.

The Company’s management and board are considering alternatives to the foregoing funding arrangement.  At this time, no definitive agreement has been reached, but the Company has discussed with the investor the possibility of a series of loans over a four-month period for total of up to $400,000.  The loans would be in the form of unsecured promissory notes with a one-year term and interest at prime plus 2%.  The promissory notes would be issued monthly in $100,000 principal amounts, and the investor could decline to continue the funding at any time without any further obligation to the Company.

Management and board members are continuing to discuss other alternative financing options, but no definitive proposals or agreements have been reached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 17, 2007

Emergency Filtration Products, Inc.

By:  /S/ Philip Dascher

Philip Dascher, Chief Executive Officer